                                                                    EXHIBIT 99.2

[X] PLEASE MARK VOTES

                                REVOCABLE PROXY
                 AS IN THIS EXAMPLE FIRST SAVINGS BANCORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                          ______ __, 2000 - _____ A.M.

         The undersigned hereby appoints _______________ and _______________, and each of them, as Proxies, each with power to appoint his or her substitute , and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of First Savings Bancorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ______ __, 2000 or at any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Merger Agreement among First Bancorp, First Bank, First Savings Bancorp, Inc. and First Savings Bank of Moore County, Inc., SSB dated December 15, 1999, as amended by an Amendment and Waiver Agreement dated March 24, 2000 (the "Agreement"), will be voted in favor of adjournment to solicit further proxies for such proposal.

                          [ ] FOR [ ]AGAINST [ ]ABSTAIN

1. Adoption of the Agreement and the related Plan of Merger pursuant to which First Savings Bancorp, Inc. will merge into First Bancorp, with First Bancorp being the surviving corporation.

                          [ ]FOR [ ]AGAINST [ ]ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, THE ADOPTION OF THE AGREEMENT AND RELATED PLAN OF MERGER.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH MAY SIGN, BUT ONLY ONE SIGNATURE IS REQUIRED. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PARTNERSHIP OR OTHER ENTITY, PLEASE SIGN IN FULL CORPORATE, PARTNERSHIP OR OTHER ENTITY NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON.

Please be sure to sign and date this Proxy in the box below.

Date:

--------------------------------------------------------------------------------
Shareholder sign                                  Co-holder (if any) sign above

    DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.

                          FIRST SAVINGS BANCORP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The above signed acknowledges receipt from First Savings Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.